UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2007

(Date of Report/Date of earliest event reported)

SOUTHERN COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 8.01 Other Events	3
Signatures	3

ITEM 8.01 OTHER EVENTS

Southern Copper Corporation (the “Company”) announced that it is operating with 80% of its personnel, which together with key personnel of the Company, ensured normal operations at the Peruvian units of the Company. It was further announced that only three of the eight unions of the Company had joined the national strike declared on November 5, 2007 by the National Federation of the Mining, Metallurgical, and Steel workers of Peru. The Company reported that all its Peruvian units are operating at 100% capacity and that it does not anticipate any production loss resulting from the national strike declared by the above-mentioned Federation.

Additionally, it was announced that the Peruvian Labor Ministry had declared improper the term of the strike presented by said Federation and the unions of workers of Toquepala and Annexes. Accordingly, the Company expects that the national strike will end in the next few days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation
(Registrant)

	By:	/s/ Armando Ortega Gómez
Armando Ortega Gómez
Vice President, Legal, General Counsel, and Secretary

Date: November 6, 2007